Exhibit 99.1

News Release

Abbott Reports Third-Quarter 2015 Results

•                 THIRD-QUARTER ADJUSTED EPS FROM CONTINUING OPERATIONS OF $0.54; GAAP EPS FROM CONTINUING OPERATIONS OF $0.39

•                 THIRD-QUARTER DOUBLE-DIGIT OPERATIONAL SALES GROWTH, INCLUDING DOUBLE-DIGIT GROWTH IN EMERGING MARKETS

•                 NARROWS FULL-YEAR 2015 EPS GUIDANCE RANGE FOR CONTINUING OPERATIONS

ABBOTT PARK, Ill., Oct. 21, 2015 — Abbott today announced financial results for the third quarter ended Sept. 30, 2015.

•                  Third-quarter worldwide sales of $5.2 billion increased 10.9 percent on an operational basis and 1.4 percent on a reported basis.

•                  Adjusted diluted EPS from continuing operations, which excludes specified items, was $0.54 in the third quarter, at the high end of the previous guidance range. Reported diluted EPS from continuing operations under GAAP was $0.39.

•                  Abbott narrowed its full-year 2015 adjusted EPS guidance range for continuing operations to $2.14 to $2.16. Projected full-year 2015 EPS for continuing operations under GAAP is $1.59 to $1.61.

•                  Abbott achieved double-digit emerging market sales growth on an organic basis, which excludes the impact of 2014 acquisitions and foreign exchange.

•                  Abbott continues to deliver improvement in gross margin, while funding investments to expand its innovative product offerings and build new markets. In the third quarter, Abbott launched Similac® Sensitive Non-GMO and Go & Grow by Similac® Non-GMO in the U.S.; and continued the international rollout of its TECNIS® Symfony Extended Range intraocular lens across multiple markets.

“Despite currency headwinds, we are on track to deliver the financial commitments we set at the beginning of the year,” said Miles D. White, chairman and chief executive officer, Abbott.  “Our underlying growth is strong and we continue to see robust demand in emerging markets.”

THIRD-QUARTER BUSINESS OVERVIEW

Note: Prior year financial results have been adjusted to exclude the sales from Abbott’s developed markets branded generics pharmaceuticals and animal health businesses that were sold to Mylan and Zoetis, respectively, in the first quarter 2015. Therefore, sales and growth rates shown in the following charts represent continuing operations.

Following are sales by business segment and commentary for the third quarter and the first nine months of the year:

Total Company

($ in millions)

				% Change vs. 3Q14
	Sales 3Q15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total *	1,574	3,576	5,150	0.8	15.4	1.6	10.9	1.4
Nutrition	729	1,060	1,789	(0.7)	11.4	0.8	6.5	0.2
Diagnostics	348	808	1,156	6.8	8.3	(5.4)	7.9	(2.1)
Established Pharmaceuticals	—	961	961	n/a	42.6	24.6	42.6	24.6
Medical Devices	489	741	1,230	(0.8)	2.4	(11.3)	1.2	(7.4)

* Total Abbott Sales from continuing operations include Other Sales of $14 million.

				% Change vs. 9M14
	Sales 9M15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total *	4,668	10,549	15,217	1.9	14.5	2.3	10.6	2.2
Nutrition	2,143	3,032	5,175	(0.2)	9.7	1.0	5.5	0.5
Diagnostics	1,025	2,401	3,426	6.6	7.9	(4.9)	7.5	(1.7)
Established Pharmaceuticals	—	2,835	2,835	n/a	43.9	29.1	43.9	29.1
Medical Devices	1,479	2,266	3,745	1.9	1.7	(11.5)	1.8	(6.7)

* Total Abbott Sales from continuing operations include Other Sales of $36 million.

n/a = Not Applicable.

Note: Operational growth reflects percentage change over the prior year excluding the impact of exchange rates.

Third-quarter 2015 worldwide sales of $5.2 billion increased 10.9 percent on an operational basis and 1.4 percent on a reported basis, including an unfavorable 9.5 percent effect of foreign exchange.

International sales increased 15.4 percent on an operational basis and 1.6 percent on a reported basis in the third quarter.

Emerging market sales increased 21.2 percent on an operational basis and 8.2 percent on a reported basis in the third quarter. Excluding the impact of 2014 acquisitions and foreign exchange, emerging market sales increased double digits in the quarter.

Nutrition

($ in millions)

				% Change vs. 3Q14
	Sales 3Q15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	729	1,060	1,789	(0.7)	11.4	0.8	6.5	0.2
Pediatric	397	609	1,006	3.2	14.0	4.7	9.7	4.1
Adult	332	451	783	(4.9)	8.2	(4.1)	2.6	(4.5)

				% Change vs. 9M14
	Sales 9M15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	2,143	3,032	5,175	(0.2)	9.7	1.0	5.5	0.5
Pediatric	1,183	1,753	2,936	3.2	10.3	3.1	7.4	3.1
Adult	960	1,279	2,239	(4.2)	8.8	(1.7)	3.2	(2.8)

Worldwide Nutrition sales increased 6.5 percent in the third quarter on an operational basis and 0.2 percent on a reported basis, including an unfavorable 6.3 percent effect of foreign exchange.

Worldwide Pediatric Nutrition sales increased 9.7 percent on an operational basis and 4.1 percent on a reported basis in the quarter, including an unfavorable 5.6 percent effect of foreign exchange. Sales growth in the quarter was led by continued market uptake of Eleva™ in the premium segment of the Chinese market and Similac® Advance® non-GMO in the U.S.  During the quarter, Abbott launched Similac Sensitive Non-GMO and Go & Grow by Similac Non-GMO in the U.S., providing parents with additional formula choices.

Worldwide Adult Nutrition sales increased 2.6 percent on an operational basis and decreased 4.5 percent on a reported basis in the quarter, including an unfavorable 7.1 percent effect of foreign exchange. Further category expansion is driving strong international performance, including double-digit growth in Latin America. As expected, U.S. Adult Nutrition sales were impacted by competitive and market dynamics.

Diagnostics

($ in millions)

				% Change vs. 3Q14
	Sales 3Q15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	348	808	1,156	6.8	8.3	(5.4)	7.9	(2.1)
Core Laboratory	205	720	925	8.2	8.1	(5.9)	8.1	(3.1)
Molecular	47	66	113	(7.4)	10.4	(2.9)	2.8	(4.8)
Point of Care	96	22	118	11.9	11.5	1.9	11.8	10.0

				% Change vs. 9M14
	Sales 9M15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	1,025	2,401	3,426	6.6	7.9	(4.9)	7.5	(1.7)
Core Laboratory	596	2,142	2,738	6.3	7.3	(5.5)	7.1	(3.2)
Molecular	145	195	340	(2.8)	12.9	(0.7)	6.1	(1.6)
Point of Care	284	64	348	13.1	12.2	3.6	12.9	11.2

Worldwide Diagnostics sales increased 7.9 percent in the third quarter on an operational basis and decreased 2.1 percent on a reported basis, including an unfavorable 10.0 percent effect of foreign exchange. This business continues to deliver above-market growth across emerging and developed markets, while continuing to expand margins and develop next-generation diagnostic platforms.

Core Laboratory Diagnostics sales increased 8.1 percent in the quarter on an operational basis and decreased 3.1 percent on a reported basis, including an unfavorable 11.2 percent effect of foreign exchange. Operational sales growth in the quarter was led by double-digit growth in emerging markets and continued share gains resulting from customer-focused solutions that help laboratories manage large testing volumes and increase operational efficiencies.

Molecular Diagnostics sales increased 2.8 percent in the quarter on an operational basis and decreased 4.8 percent on a reported basis, including an unfavorable 7.6 percent effect of foreign exchange. Infectious disease testing, which remains Abbott’s core focus area in Molecular Diagnostics, increased double digits in the quarter on an operational basis.  As expected, U.S. growth was impacted by the planned scale down of the genetics business and continued market dynamics in oncology.

Point of Care Diagnostics sales increased 11.8 percent in the quarter on an operational basis as this business continues to enhance its product offering and expand its geographic presence. Sales increased 10.0 percent on a reported basis, including an unfavorable 1.8 percent effect of foreign exchange.

Established Pharmaceuticals

($ in millions)

Note: Prior year financial results have been adjusted to exclude the sales from the developed markets branded generics pharmaceuticals business, which was sold to Mylan on Feb. 27, 2015. Therefore, sales and growth rates shown in the following charts represent continuing operations.

				% Change vs. 3Q14
	Sales 3Q15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	—	961	961	n/a	42.6	24.6	42.6	24.6
Key Emerging Markets	—	698	698	n/a	37.1	18.9	37.1	18.9
Other	—	263	263	n/a	60.2	42.8	60.2	42.8

				% Change vs. 9M14
	Sales 9M15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	—	2,835	2,835	n/a	43.9	29.1	43.9	29.1
Key Emerging Markets	—	2,078	2,078	n/a	41.5	26.0	41.5	26.0
Other	—	757	757	n/a	51.0	38.3	51.0	38.3

Established Pharmaceuticals sales increased 42.6 percent in the third quarter on an operational basis and 24.6 percent on a reported basis, including an unfavorable 18.0 percent effect of foreign exchange.  Excluding the impact of 2014 acquisitions and foreign exchange, sales increased double digits in the quarter.

Sales in Key Emerging Markets increased 37.1 percent on an operational basis and 18.9 percent on a reported basis, including an unfavorable 18.2 percent effect of foreign exchange. Operational sales growth in the quarter was led by India, Russia, Brazil, China, and several markets throughout Latin America.

Medical Devices

($ in millions)

				% Change vs. 3Q14
	Sales 3Q15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	489	741	1,230	(0.8)	2.4	(11.3)	1.2	(7.4)
Vascular	278	394	672	(1.0)	1.5	(12.0)	0.5	(7.8)
Diabetes Care	98	177	275	(3.8)	3.5	(10.8)	1.0	(8.4)
Medical Optics	113	170	283	2.6	3.1	(10.0)	3.0	(5.3)

Vascular Product Lines:
Coronary Devices(a)	191	336	527	4.8	1.1	(12.4)	2.3	(6.8)
Endovascular(b)	73	58	131	5.8	4.0	(10.5)	4.9	(2.1)

(a) Includes DES / BVS product portfolio, structural heart, guidewires, balloon catheters, and other coronary products.

(b) Includes vessel closure, carotid stents and other peripheral products.

				% Change vs. 9M14
	Sales 9M15				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	1,479	2,266	3,745	1.9	1.7	(11.5)	1.8	(6.7)
Vascular	859	1,233	2,092	3.8	0.8	(12.2)	2.0	(6.3)
Diabetes Care	293	527	820	(1.1)	5.2	(9.2)	3.0	(6.5)
Medical Optics	327	506	833	(0.1)	0.4	(12.3)	0.2	(7.9)

Vascular Product Lines:
Coronary Devices(a)	571	1,055	1,626	5.2	0.1	(12.8)	1.6	(7.2)
Endovascular(b)	210	178	388	7.3	5.4	(9.0)	6.3	(0.9)

(a) Includes DES / BVS product portfolio, structural heart, guidewires, balloon catheters, and other coronary products.

(b) Includes vessel closure, carotid stents and other peripheral products.

Worldwide Medical Devices sales increased 1.2 percent in the third quarter on an operational basis and decreased 7.4 percent on a reported basis, including an unfavorable 8.6 percent effect of foreign exchange.

Worldwide sales of Vascular products increased 0.5 percent in the quarter on an operational basis and decreased 7.8 percent on a reported basis, including an unfavorable 8.3 percent effect of foreign exchange. Sales of Abbott’s MitraClip® device for the treatment of mitral regurgitation increased double digits globally, as Abbott continues to build the market for this first-in-class device. During the quarter, Abbott continued to broaden its foundation as a leader in the treatment of mitral valve disease with the acquisition of Tendyne Holdings Inc. and an option agreement to acquire Cephea Valve Technologies. Abbott also launched XIENCE™ Alpine, its drug-eluting stent system designed for enhanced performance in complex interventions, and Absorb™ GT1, its bioresorbable vascular scaffold, in several markets across Europe and Asia.

Worldwide Diabetes Care sales increased 1.0 percent in the quarter on an operational basis and decreased 8.4 percent on a reported basis, including an unfavorable 9.4 percent effect of foreign exchange. Abbott’s FreeStyle® Libre Flash Glucose Monitoring System contributed to international sales growth in the quarter.

Worldwide Medical Optics sales increased 3.0 percent in the quarter on an operational basis and decreased 5.3 percent on a reported basis, including an unfavorable 8.3 percent effect of foreign exchange. Sales of cataract products, which represent approximately 70 percent of Medical Optics sales, increased high single digits, outpacing growth of the global cataract market, led by continued adoption of recently launched products in the premium intraocular lens segment.

ABBOTT NARROWS ITS FULL-YEAR 2015 EARNINGS-PER-SHARE GUIDANCE

Abbott narrowed its full-year 2015 guidance range for earnings per share from continuing operations, excluding specified items, to $2.14 to $2.16. The mid-point of this range remains unchanged from previous guidance.

Abbott forecasts net specified items related to continuing operations for the full year 2015 of approximately $0.55 per share. Specified items include intangible amortization expense, charges associated with cost reduction initiatives, and expenses related to acquisitions, partially offset by a gain on the sale of a portion of Abbott’s position in Mylan stock as well as a decrease in the fair value of contingent consideration related to a business acquisition.

Including net specified items, projected earnings per share from continuing operations under U.S. Generally Accepted Accounting Principles (GAAP) would be $1.59 to $1.61 for the full year 2015.

ABBOTT DECLARES 367TH CONSECUTIVE QUARTERLY DIVIDEND

On September 17, 2015, the board of directors of Abbott declared the company’s quarterly dividend of $0.24 per share. Abbott’s cash dividend is payable on November 15, 2015, to shareholders of record at the close of business on October 15, 2015.

Abbott is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for 25 consecutive years.

About Abbott:

Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 73,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

Abbott will webcast its live third-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the call will be available after 11 a.m. Central time.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2014, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial:

Scott Leinenweber, (224) 668-0791

Michael Comilla, (224) 668-1872

Jeffrey Byrne, (224) 668-8808

Abbott Media:

Scott Stoffel, (224) 668-5201

Abbott Laboratories and Subsidiaries

Consolidated Statement of Earnings

Third Quarter Ended September 30, 2015 and 2014

(in millions, except per share data)

(unaudited)

	3Q15	3Q14	% Change
Net Sales	$5,150	$5,079	1.4

Cost of products sold, excluding amortization expense	2,242	2,319	(3.3)
Amortization of intangible assets	151	132	14.1
Research and development	378	305	23.7
Selling, general, and administrative	1,666	1,595	4.5
Total Operating Cost and Expenses	4,437	4,351	2.0

Operating earnings	713	728	(2.0)

Interest expense, net	16	17	(5.4)
Net foreign exchange (gain) loss	(14)	(1)	n/m
Other (income) expense, net	(3)	(3)	(12.7)
Earnings from Continuing Operations before taxes	714	715	(0.2)

Taxes on Earnings from Continuing Operations	118	277	(57.2)
Earnings from Continuing Operations	596	438	35.8

Earnings (Loss) from Discontinued Operations, net of taxes	(32)	100	n/m	1)
Gain on Sale of Discontinued Operations, net of taxes	16	—	n/m
Net Earnings (Loss) from Discontinued Operations, net of taxes	(16)	100	n/m	1)

Net Earnings	$580	$538	7.6

Net Earnings from Continuing Operations, excluding Specified Items, as described below	$821	$818	0.3	2)

Diluted Earnings (Loss) per Common Share from:
Continuing Operations	$0.39	$0.29	34.5
Discontinued Operations	(0.01)	0.07	n/m	1)
Total	$0.38	$0.36	5.6

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.54	$0.54	—	2)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,505	1,520

NOTES:

See tables on page 14 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2014 Earnings and Diluted Earnings per Common Share from Discontinued Operations reflect financial results from the developed markets branded generics pharmaceuticals and animal health businesses, and favorable adjustments to tax expense as a result of the resolution of various tax positions from previous years related to AbbVie operations.

2)             2015 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $225 million, or $0.15 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and other expenses related to acquisitions.

2014 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $380 million, or $0.25 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and deal and other expenses related to the acquisitions, as well as the tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings.

Abbott Laboratories and Subsidiaries

Consolidated Statement of Earnings

Nine Months Ended September 30, 2015 and 2014

(in millions, except per share data)

(unaudited)

	9M15	9M14	% Change
Net Sales	$15,217	$14,891	2.2

Cost of products sold, excluding amortization expense	6,541	6,881	(4.9)
Amortization of intangible assets	458	392	16.9
Research and development	1,036	984	5.3
Selling, general, and administrative	5,130	4,864	5.5
Total Operating Cost and Expenses	13,165	13,121	0.3

Operating earnings	2,052	1,770	15.9

Interest expense, net	49	54	(8.9)
Net foreign exchange (gain) loss	(63)	—	n/m
Other (income) expense, net	(287)	2	n/m	1)
Earnings from Continuing Operations before taxes	2,353	1,714	37.2

Taxes on Earnings from Continuing Operations	442	627	(29.5)
Earnings from Continuing Operations	1,911	1,087	75.7

Earnings (Loss) from Discontinued Operations, net of taxes	(7)	293	n/m
Gain on Sale of Discontinued Operations, net of taxes	1,752	—	n/m
Net Earnings from Discontinued Operations, net of taxes	1,745	293	n/m	2)

Net Earnings	$3,656	$1,380	165.0

Net Earnings from Continuing Operations, excluding Specified Items, as described below	$2,326	$2,094	11.0	3)

Diluted Earnings per Common Share from:
Continuing Operations	$1.26	$0.71	77.5
Discontinued Operations	1.15	0.19	n/m	2)
Total	$2.41	$0.90	n/m

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$1.53	$1.36	12.5	3)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,509	1,529

NOTES:

See tables on page 15 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2015 Other (income) expense includes a gain on the sale of a portion of Abbott’s position in Mylan stock and a decrease in the fair value of contingent consideration related to a business acquisition, both reported as specified items.

2)             2015 Earnings and Diluted Earnings per Common Share from Discontinued Operations reflect the after-tax gain of $1.752 billion on the sale of the developed markets branded generics pharmaceuticals and animal health businesses to Mylan on Feb. 27, 2015 and Zoetis on Feb. 10, 2015, respectively; the first-quarter financial results from these businesses up to the date of sale; and an unfavorable adjustment to tax expense as a result of the resolution of various tax positions from previous years related to AbbVie operations.

2014 Earnings and Diluted Earnings per Common Share from Discontinued Operations reflect financial results from the developed markets branded generics pharmaceuticals and animal health businesses, and favorable adjustments to tax expense as a result of the resolution of various tax positions from previous years related to AbbVie operations and the developed markets branded generics pharmaceuticals business.

3)             2015 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $415 million, or $0.27 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and other expenses related to acquisitions, partially offset by a gain on the sale of a portion of Abbott’s position in Mylan stock and a decrease in the fair value of contingent consideration related to a business acquisition.

2014 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $1.007 billion, or $0.65 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and deal and other expenses related to acquisitions, as well as the tax expense associated with a one-time repatriation of 2014 ex-U.S. earnings.

NON-GAAP RECONCILIATION OF FINANCIAL INFORMATION FROM CONTINUING OPERATIONS

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Third Quarter Ended September 30, 2015 and 2014

(in millions, except per share data)

(unaudited)

	3Q15
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$151	$(151)	—
Gross Margin	2,757	206	2,963	57.5%
R&D	378	(59)	319	6.2%
SG&A	1,666	(46)	1,620	31.4%
Other (Income) Expense, Net	(3)	12	9
Earnings from Continuing Operations before taxes	714	299	1,013
Taxes on Earnings from Continuing Operations	118	74	192
Net Earnings from Continuing Operations	596	225	821
Diluted Earnings per Share from Continuing Operations	$0.39	$0.15	$0.54

Specified items reflect intangible amortization expense of $151 million and other expenses of $148 million, primarily associated with cost reduction initiatives and acquisitions.

	3Q14
	Historical GAAP Adj for Disc Ops 1)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$132	$(132)	—
Gross Margin	2,628	188	2,816	55.4%
R&D	305	(2)	303	6.0%
SG&A	1,595	(100)	1,495	29.4%
Other (Income) Expense, Net	(3)	(4)	(7)
Earnings from Continuing Operations before taxes	715	294	1,009
Taxes on Earnings from Continuing Operations	277	(86)	191
Net Earnings from Continuing Operations	438	380	818
Diluted Earnings per Share from Continuing Operations	$0.29	$0.25	$0.54

1)       Historical GAAP financial results, adjusted for the discontinued operations, as previously reported in Abbott’s 8-K filing dated Jan. 27, 2015.

Specified items reflect intangible amortization expense of $132 million and other expenses of $162 million, primarily associated with cost reduction initiatives and deal and other expenses related to acquisitions, as well as tax expense of $110 million associated with a one-time repatriation of 2014 ex-U.S. earnings.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Nine Months Ended September 30, 2015 and 2014

(in millions, except per share data)

(unaudited)

	9M15
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$458	$(458)	—
Gross Margin	8,218	577	$8,795	57.8%
R&D	1,036	(81)	955	6.3%
SG&A	5,130	(155)	4,975	32.7%
Other (Income) Expense, Net	(287)	294	7
Earnings from Continuing Operations before taxes	2,353	519	2,872
Taxes on Earnings from Continuing Operations	442	104	546
Net Earnings from Continuing Operations	1,911	415	2,326
Diluted Earnings per Share from Continuing Operations	$1.26	$0.27	$1.53

Specified items reflect intangible amortization expense of $458 million and other expenses of $348 million, primarily associated with cost reduction initiatives and acquisitions, partially offset by a gain on the sale of a portion of Abbott’s position in Mylan stock of $207 million and a decrease in the fair value of contingent consideration related to a business acquisition.

	9M14
	Historical GAAP Adj for Disc Ops 1)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$392	$(392)	—
Gross Margin	7,618	530	8,148	54.7%
R&D	984	(53)	931	6.3%
SG&A	4,864	(280)	4,584	30.8%
Other (Income) Expense, Net	2	(8)	(6)
Earnings from Continuing Operations before taxes	1,714	871	2,585
Taxes on Earnings from Continuing Operations	627	(136)	491
Net Earnings from Continuing Operations	1,087	1,007	2,094
Diluted Earnings per Share from Continuing Operations	$0.71	$0.65	$1.36

1)       Historical GAAP financial results, adjusted for the discontinued operations, as previously reported in Abbott’s 8-K filing dated Jan. 27, 2015.

Specified items reflect intangible amortization expense of $392 million and other expenses of $479 million, primarily associated with cost reduction initiatives and deal and other expenses related to acquisitions, as well as tax expense of $264 million associated with a one-time repatriation of 2014 ex-U.S. earnings.

RECONCILIATION OF TAX RATE FOR CONTINUING OPERATIONS

A reconciliation of the third-quarter tax rates for continuing operations for 2015 and 2014 is shown below:

	3Q15
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$714	$118	16.6%
Specified items	299	74
Excluding specified items	$1,013	$192	19.0%

	3Q14
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$715	$277	38.7%	1)
Specified items	294	(86)
Excluding specified items	$1,009	$191	19.0%

1)             Reported tax rate on a GAAP basis includes the impact of tax expense of $110 million associated with a one-time repatriation of 2014 ex-U.S. earnings.

A reconciliation of the year-to-date tax rates for continuing operations for 2015 and 2014 is shown below:

	9M15
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$2,353	$442	18.8%
Specified items	519	104
Excluding specified items	$2,872	$546	19.0%

	9M14
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,714	$627	36.6%	2)
Specified items	871	(136)
Excluding specified items	$2,585	$491	19.0%

2)             Reported tax rate on a GAAP basis includes the impact of tax expense of $264 million associated with a one-time repatriation of 2014 ex-U.S. earnings.

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